POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Mark Shelton, Jeremy Kream, Brenda Lyons, Betsy Oliphant, Shannon C. Stanley and Amy Doherty, or each of them signing singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned's capacity as an officer and/or director of State Street Corporation (the "Company"), to: (1) (2) (3) (4) (5) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate (i) to obtain credentials (including codes, tokens and passwords) enabling the undersigned to make electronic filings with the SEC, via the Electronic Data Gathering and Retrieval system or any successor filing system ("EDGAR"), of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC and (ii) enroll the undersigned in EDGAR Next or any successor filing system; prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder; do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely file such forms with the SEC utilizing the EDGAR system (or cause them to be submitted and filed by a person appointed under Section 5 below) and any stock exchange or similar authority; and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. as designated by the undersigned, from time-to-time through communications with the Company, to act both as: a. an account administrator (if so designated by the undersigned), for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and Information Classification: Limited Access

delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with this Company with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power uted as of this day of July 2025. Information Classification: Limited Access /s/ Amelia C. Fawcett